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                                                                     EXHIBIT 4.3

                                 CYBERGOLD, INC.

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                  MAY 18, 1999



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                                TABLE OF CONTENTS

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1.  Registration Rights......................................................................1
        1.1  Definitions.....................................................................1
        1.2  Request for Registration........................................................2
        1.3  Company Registration............................................................4
        1.4  Obligations of the Company......................................................4
        1.5  Furnish Information.............................................................5
        1.6  Expenses of Registration........................................................5
        1.7  Underwriting Requirements.......................................................6
        1.8  Delay of Registration...........................................................7
        1.9  Indemnification.................................................................7
        1.10  Reports Under Securities Exchange Act of 1934..................................9
        1.11  Assignment of Registration Rights..............................................9
        1.12  Market Stand-Off Agreement....................................................10
        1.13  Form S-3 Registration.........................................................10
        1.14  Termination of Registration Rights............................................11

2.  Covenants of the Company................................................................11
        2.1  Delivery of Financial Statements...............................................12
        2.2  Inspection.....................................................................12
        2.3  Termination of Information and Inspection Covenants............................12
        2.4  Right of First Offer...........................................................13
        2.5  Board of Directors.............................................................14
        2.6  Sales by Founder...............................................................16
        2.7  Key-Man Insurance..............................................................18
        2.8  Observer Rights................................................................19
        2.9  Restrictions on Future Issuance of Stock.......................................19
        2.10  Termination of Certain Covenants..............................................20

3.  Miscellaneous...........................................................................20
        3.1  Successors and Assigns.........................................................20
        3.2  Governing Law..................................................................20
        3.3  Counterparts...................................................................20
        3.4  Titles and Subtitles...........................................................20
        3.5  Notices........................................................................20
        3.6  Expenses.......................................................................20
        3.7  Amendments and Waivers.........................................................20
        3.8  Severability...................................................................21
        3.9  Aggregation of Stock...........................................................21
        3.10  Entire Agreement..............................................................21
        3.11  Prior Agreement...............................................................21
        3.12  Public Announcement...........................................................21

Schedule A     Schedule of Investors


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                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


               THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT is made as of the 18th day of May, 1999, by and among CyberGold, Inc., a California corporation (the "Company"), and the investors listed on Schedule A hereto, each of which is herein referred to as an "Investor" and A. Nathaniel Goldhaber (the "Founder").


                                    RECITALS

               WHEREAS, the Company and certain of the Investors (the "Prior Investors") possess registration and other investor rights granted pursuant to that certain Amended and Restated Investors' Rights Agreement dated May 15, 1998, between the Company, the persons listed on the Schedule of Investors attached thereto and A. Nathaniel Goldhaber (the "Prior Agreement");

               WHEREAS, certain of the Investors (the "Series D Investors") are parties to the Series D Preferred Stock and Warrant Purchase Agreement of even date herewith (the "Series D Agreement") between the Company and the investors listed on the Schedule of Investors attached thereto, pursuant to which the Company will sell, and the Series D Investors will acquire, shares of the Company's Series D Preferred Stock and warrants to purchase shares of the Company's Series D Preferred Stock (the "Series D Warrants");

               WHEREAS, in order to induce the Company to enter into the Series D Agreement and to induce the Series D Investors to invest funds in the Company pursuant to the Series D Agreement, the Prior Investors and the Company hereby agree to waive their rights under the Prior Agreement, and the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors and certain other matters as set forth herein; and

               WHEREAS, the Series D Investors and the Company have agreed, pursuant to the terms of the Series D Agreement, to enter into this Agreement;

               NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Prior Investors hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

               1. Registration Rights. The Company covenants and agrees as follows:

                      1.1 Definitions. For purposes of this Section 1:

                      (a) The term "Act" means the Securities Act of 1933, as amended.

                      (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

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                      (c) The term "Holder" means any person owning or having
the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof.

                      (d) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                      (e) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                      (f) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, (ii) the Common Stock issuable or issued upon conversion of the Company's Series D Preferred Stock issued upon exercise of the Series D Warrants, (iii) any Common Stock of the Company issued upon exercise of the Warrant to Purchase Shares of Capital Stock of CyberGold, Inc. dated July 2, 1996 between Intel Corporation and the Company, and (iv) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i), (ii) and
(iii), above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

                      (g) The number of shares of "Registrable Securities" outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

                      (h) The term "SEC" shall mean the Securities and Exchange Commission.

                      1.2 Request for Registration.

                      (a) Subject to the conditions of this Section 1.2, if the Company shall receive, at any time after six (6) months following the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of fifteen percent (15%) or more of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of such Registrable Securities, then the Company shall:

                         (i) within twenty (20) days of the receipt thereof,
give written notice of such request to all Holders; and


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                         (ii) subject to the limitations of subsection 1.2(b),
effect as soon as practicable, and in any event within sixty (60) days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.5.

                      (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Holders of a majority in interest of the shares to be registered in such registration and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                      (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty
(120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

                      (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this
Section 1.2:

                         (i) In any particular jurisdiction in which the Company
would be required to execute a general consent to service of process in effecting such registration,



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unless the Company is already subject to service in such jurisdiction and except as may be required under the Act;

                         (ii) After the Company has effected two (2)
registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

                         (iii) During the period starting with the date sixty
(60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                         (iv) If the Initiating Holders propose to dispose of
shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.13 below.

                      1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for itself, for the Holders or for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.7, use all reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

                      1.4 Obligations of the Company. Whenever required under
Section 1.2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                      (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty
(120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company.

                      (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration



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statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                      (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                      (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

                      (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                      (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                      (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                      (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                      1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 1.3 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                      1.6 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.13, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the



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Company shall be borne by the Company. Notwithstanding the foregoing, the
Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.13 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be requested in the withdrawn registration), unless, in the case of a registration requested under Section 1.2, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any such expenses and shall retain their rights pursuant to Section 1.2.

                      1.7 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities to be so included to be apportioned pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders) but in no event shall the Registrable Securities held by the Holders to be included in the offering be reduced until all of the securities, including Registrable Securities, of shareholders who are officers, directors or employees of the Company are first excluded entirely from such offering by the underwriters. Further, in no event shall the amount of securities of the selling Holders included in the offering be reduced below ten percent (10%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling Holders may be excluded entirely if the underwriters make the determination described above and no other shareholder's securities are included. For purposes of the preceding parenthetical concerning apportionment, for any selling Holder that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder," and any pro-rata reduction with respect to such "selling Holder" shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.



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                      1.8 Delay of Registration. No Holder shall have any right
to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                      1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                      (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                      (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action;



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provided, however, that the indemnity agreement contained in this subsection
1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.9(b) exceed the gross proceeds from the offering received by such Holder.

                      (c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

                      (d) If the indemnification provided for in this Section
1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                      (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.



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                      (f) The obligations of the Company and Holders under this
Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                      1.10 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

                      (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                      (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                      (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                      1.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, parent, partner, limited partner, retired partner or shareholder of a Holder, (ii) is a Holder's family member or trust for an individual Holder, or (iii) after such assignment or transfer, holds at least 25,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of
Section 1.12 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the



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partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

                      1.12 "Market Stand-Off" Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company's initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 1.13 shall apply only to the Company's initial public offering of equity securities, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers and directors and greater than five percent (5%) shareholders of the Company enter into similar agreements. The underwriters in connection with the Company's initial public offering are intended third party beneficiaries of this Section
1.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

               In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Notwithstanding the foregoing, the obligations described in this Section 1.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-14 or Form S-15 or similar forms which may be promulgated in the future.

                      1.13 Form S-3 Registration. If the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                      (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                      (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.13: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriter's discounts or commissions) of less than $3,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 1.13; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (iv) if the Company has, preceding the date of such request, already effected three (3) registrations on Form S-3 for Holders pursuant to this Section 1.13; (v) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 1.13; or (vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                      1.14 Termination of Registration Rights.

                      (a) No Holder shall be entitled to exercise any right provided for in this Section 1 after five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public.

                      (b) In addition, the right of any Holder to request inclusion in any registration pursuant to Section 1.3 shall terminate as to such Holder on the closing of the first Company-initiated registered public offering of Common Stock of the Company if all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period, or on such date after the closing of the first Company-initiated registered public offering of Common Stock of the Company as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period; provided, however, that the provisions of this Section 1.13(b) shall not apply to any Holder who owns more than two percent (2%) of the Company's outstanding stock until such time as such Holder owns less than two percent (2%) of the outstanding stock of the Company.

               2.     Covenants of the Company.

                      2.1 Delivery of Financial Statements. The Company shall deliver to each Investor:

                      (a) as soon as practicable, but in any event within ninety
(90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholder's equity as of the end of such year, and a statement of cash flows such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

                      (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet and a statement of shareholder's equity as of the end of such fiscal quarter;

                      (c) within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;

                      (d) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

                      (e) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time request; provided, however, that the Company shall not be obligated under this subsection
(e) or any other subsection of Section 2.1 to provide information which it deems in good faith to be a trade secret or similar confidential information.

                      2.2 Inspection. The Company shall permit each Investor, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

                      2.3 Termination of Information and Inspection Covenants. The covenants set forth in Sections 2.1 and 2.2 shall terminate as to Investors and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

                      2.4 Right of First Offer. Subject to the terms and conditions specified in this paragraph 2.4, the Company hereby grants to each Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, Investor includes any general partners and affiliates of an Investor. An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

               Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Investor in accordance with the following provisions:

                      (a) The Company shall deliver a notice in accordance with
Section 3.5 ("Notice") to the Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

                      (b) By written notification received by the Company, within twenty (20) calendar days after receipt of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock then held by such Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible or exercisable securities). The Company shall promptly, in writing, inform each Investor that elects to purchase all the shares available to it (a "Fully Exercising Investor") of any other Investor's failure to do likewise. During the ten (10) day period commencing after such information is given, each Fully-Exercising Investor may elect to purchase that portion of the Shares for which Investors were entitled to subscribe but which were not subscribed for by the Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock then held, by all Fully-Exercising Investors that wish to purchase some of the unsubscribed shares.

                      (c) If all Shares that Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within ninety (90) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

                      (d) The right of first offer in this paragraph 2.4 shall not be applicable (i) to the issuance or sale of shares of Common Stock (or options therefor) to employees for the primary purpose of soliciting or retaining their employment, provided each employee executes an agreement in the form then approved by the Company's Board of Directors and such grant or issuance is approved by the Company's Board of Directors; (ii) to or after consummation of a bona fide, firmly underwritten public offering of shares of Common Stock, registered under the Act pursuant to a registration statement on Form S-1, with an aggregate offering price of at least $15,000,000; (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities; (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; or (v) the issuance of stock, options, warrants or other securities or rights to persons or entities with which the Company has business relationships (such as consultants, directors, and personal property and equipment lease lines) provided such issuances are for other than primarily equity financing purposes.

                      (e) The right of first offer set forth in this Section 2.4 may not be assigned or transferred.

                      2.5 Board of Directors.

                      (a) With respect to those members of the Company's Board of Directors that the Articles of Incorporation provide are to be elected by the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Common Stock (voting together as a single class and not as a separate series, and, with respect to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, on an as-converted basis), the Founder and the Investors hereby agree to vote all of their shares of Common Stock and Preferred Stock now owned or hereafter acquired as necessary to accomplish the nomination and election of two (2) independent industry representatives that are mutually agreed upon by a majority of the directors elected by (i) the holders of the Series D Preferred Stock, (ii) the holders of the Series C Preferred Stock and (iii) the holders of outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Common Stock (voting together as a single class and not as a separate series, and, with respect to the Series A Preferred Stock and Series B Preferred Stock, on an as-converted basis).

                      (b) Should the provisions of this Section 2.5 be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Section 2.5 by any party, that this Section 2.5 shall be specifically enforceable, and that any breach or threatened breach of this Section 2.5 shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

                      (c) This Section 2.5 shall terminate in its entirety and be of no further force or effect upon the earlier to occur of:

                         (i) the sale of securities pursuant to a registration
statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated, the public offering price of which was not less than $6.50 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations), and $15,000,000 in aggregate proceeds to the Company;

                         (ii) the date upon which the Company first becomes
subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act; or

                         (iii) May 15, 2008.

                      2.6 Sales by Founder.

                      (a) For purposes of this Section 2.6; (i) "Stock" shall mean shares of the Company's Common Stock and Preferred Stock now owned or subsequently acquired by the Founder, (ii) "Preferred Stock" shall mean the Company's outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other series of Preferred Stock issued by the Company hereafter, and (iii) "Common Stock" shall mean (w) the Company's Common Stock, (x) shares of Common Stock issuable or issued upon conversion of the Company's outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock, (y) shares of Common Stock issuable upon exercise of outstanding options or warrants to the extent such options or warrants are then exercisable and/or the stock issuable thereupon would not be subject to repurchase by the Company, and (z) shares of Common Stock issuable upon conversion of any outstanding convertible securities.

                      (b) If the Founder proposes to sell or transfer any shares of Stock in one or more related transactions which will result in the cumulative transfer of 10% or more of the Founder's total holdings of Stock, then Founder shall promptly give written notice (the "Notice") to the Company and the Investors at least twenty (20) days prior to the closing of such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of shares of Stock to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

                      (c) Each Investor shall have the right, exercisable upon written notice to Founder within fifteen (15) days after receipt of the Notice, to participate in such sale of Stock on the same terms and conditions. To the extent one or more of the Investors exercise such right of participation in accordance with the terms and conditions set forth below, the number of shares of Stock that Founder may sell in the transaction shall be correspondingly reduced.

                      (d) Each Investor may sell all or any part of that number of shares of Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Stock covered by the Notice by (ii) a fraction, the numerator of which is the number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock) owned by the Investor at the time of the sale or transfer and the denominator of which is the total number of shares of Stock owned by Founder plus the number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock) owned by all of the Investors at the time of the sale or transfer.

                      (e) If any Investor fails to elect to fully participate in Founder's sale pursuant to this Section 2.6, Founder shall promptly give notice of such failure to the Investors who did so elect (the "Participants"). Such notice may be made by telephone if confirmed in writing within two (2) days. The Participants shall have five (5) days from the date such notice was given to agree to sell their pro rata share of the unsold portion. For purposes of this paragraph, a Participant's pro rata share shall be the ratio of (i) the number of shares of Common

Stock (including shares of Common Stock issuable upon conversion of Preferred Stock) held by such Participant to (ii) the number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock) held by all the Participants and Founder.

                      (f) Each Participant shall effect its participation in the sale by promptly delivering to Founder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

                         (i) the type and number of shares of Common Stock which
such Participant elects to sell; or

                         (ii) that number of shares of Series A Preferred
Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock which is at such time convertible into the number of shares of Common Stock which such Participant elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock in lieu of Common Stock, such Participant shall convert such Preferred Stock into Common Stock and deliver Common Stock as provided above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser.

                      (g) The stock certificate or certificates that the Participant delivers to the Founder pursuant to paragraph 2.6(f) shall be transferred to the prospective purchaser in consummation of the sale of the Stock pursuant to the terms and conditions specified in the Notice, and the Founder shall concurrently therewith remit to such Participant that portion of the sale proceeds to which such Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Participant exercising its rights of co-sale hereunder, the Founder shall not sell to such prospective purchaser or purchasers any Stock unless and until, simultaneously with such sale, the Founder shall purchase such shares or other securities from such Participant for the same consideration and on the same terms and conditions as the proposed transfer described in the Notice. The exercise or non-exercise of the rights of the Participants hereunder to participate in one or more sales of Stock made by the Founder shall not adversely affect their rights to participate in subsequent sales of Stock subject to Section 2.6 (i).

                      (h) If none of the Investors elect to participate in the sale of the Stock subject to the Notice, the Founder may, not later than sixty
(60) days following delivery to the Company and each of the Investors of the Notice, conclude a transfer of not less than all of the Stock covered by the Notice on terms and conditions not more favorable to the transferor than those described in the Notice. Any proposed transfer on terms and conditions more favorable than those described in the Notice, as well as any subsequent proposed transfer of any of the Stock by the Founder, shall again be subject to the co-sale rights of the Stockholders and shall require compliance by the Founder with the procedures described in this Section 2.6.

                      (i) Notwithstanding the foregoing, the co-sale rights of the Investors shall not apply to (i) any pledge of Stock made pursuant to a bona fide loan transaction that creates a mere security interest, (ii) any transfer to the ancestors, descendants or spouse or to trusts for the benefit of such persons or Founder; (iii) any bona fide gift; provided that (w) Founder shall inform the Investors of such pledge, transfer or gift prior to effecting it and (x) the pledgee, transferee or donee shall furnish the Investors with a written agreement to be bound by and comply with all provisions of this Section 2.6 of this Agreement. Such transferred Stock shall remain "Stock" hereunder, and such pledgee, transferee or donee shall be treated as a "Founder" for purposes of this Agreement, (iv) the sale of any Stock to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the Act, or (v) the sale of any Stock to the Company.

                      (j) In the event the Founder should sell any Stock in contravention of the co-sale rights of the Investors under this Agreement (a "Prohibited Transfer"), the Investors, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided in (k) below, and the Founder shall be bound by the applicable provisions of such option.

                      (k) In the event of a Prohibited Transfer, each Investor shall have the right to sell to the Founder the type and number of shares of Stock equal to the number of shares each Investor would have been entitled to transfer to the purchaser under Section 2.6(d) hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

                         (i) The price per share at which the shares are to be
sold to the Founder shall be equal to the price per share paid by the purchaser to the Founder in the Prohibited Transfer. The Founder shall also reimburse each Investor for any and all fees and expense, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor's rights under Section 2.6.

                         (ii) Within ninety (90) days after the later of the
dates on which the Investor (w) received notice of the Prohibited Transfer or
(x) otherwise become aware of the Prohibited Transfer, each Investor shall, if exercising the option created hereby, deliver to the Founder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

                         (iii) The Founder shall, upon receipt of the
certificate or certificates for the shares to be sold by an Investor, pursuant to this subparagraph, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 2.6(k)(i) of this Agreement, in cash or by other means acceptable to the Investor.

                         (iv) Notwithstanding the foregoing, any attempt by
Founder to transfer Stock in violation of Section 2.6 hereof shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of a majority in interest of the Investors.

                      2.7 Key-Man Insurance. The Company shall use its best efforts to obtain from financially sound and reputable insurers term life insurance on the life of A. Nathaniel Goldhaber in the amount of $1,000,000. Such policy shall name the Company as loss payee and shall not be cancelable by the Company without prior approval of the Board of Directors.

                      2.8 Observer Rights.

                      (a) As long as Vantage Point Venture Partners ("Vantage Point") owns not less than seventy-five percent (75%) of the shares of the Series C Preferred Stock it purchased pursuant to the Series C Preferred Stock Purchase Agreement by and among the Company and the Investors listed on Schedule A thereto, dated May 15, 1998 (the "Series C Agreement"), (or an equivalent amount of Common Stock issued upon conversion thereof) and does not have a representative on the Company's Board of Directors, the Company shall invite a representative of Vantage Point to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to such representative or if such Investor or its representative is a direct competitor of the Company.

                      (b) As long as CGI, LLC ("CGI") owns not less than seventy-five percent (75%) of the shares of the Series D Preferred Stock it purchased pursuant to the Series D Preferred Stock and Warrant Purchase Agreement by and among the Company and the Investors listed on Schedule A thereto of even date herewith (the "Series D Agreement"), (or an equivalent amount of Common Stock issued upon conversion thereof) and does not have a representative on the Company's Board of Directors, the Company shall invite a representative of CGI to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to such representative or if such Investor or its representative is a direct competitor of the Company.

                      2.9 Restrictions on Future Issuance of Stock. The Company hereby covenants and agrees that it shall not issue any shares of Series D Preferred Stock, other than shares of Series D Preferred Stock issued pursuant to the Series D Agreement or pursuant to exercise of the Series D Warrants, without the prior written consent of at least sixty-seven percent (67%) of the voting power of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis).

                      2.10 Termination of Certain Covenants. The covenants set forth in Sections 2.5, 2.6, 2.7, 2.8 and 2.9 shall terminate and be of no further force or effect upon the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public.

               3.     Miscellaneous.

                      3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                      3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                      3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                      3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                      3.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                      3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                      3.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

                      3.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                      3.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                      3.10 Entire Agreement. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                      3.11 Prior Agreement. The Prior Agreement is hereby superseded in its entirety and shall be of no further force or effect.

                      3.12 Public Announcement. Neither the Company nor any Investor (other than Intel Corporation) shall use Intel Corporation's or its affiliates names or refer to Intel Corporation or its affiliates directly or indirectly in connection with Intel Corporation's or its affiliates relationship with the Company in any advertisement, news release, or professional or trade publication, or in any other manner, unless otherwise required by law or with Intel Corporation's prior written consent, which consent will generally not be granted. The parties agree that there will be no press release or other public statement issued by any party relating to this Agreement or the transactions contemplated hereby unless required by law or mutually agreed to, and further agree to keep the terms of this Agreement, the Series A Preferred Stock Purchase Agreement dated July 2, 1996 (the "Series A Agreement"), the Series B Preferred Stock Purchase Agreement dated June 12, 1997 (the "Series B Agreement"), the Series C Agreement, and the Warrant issued to Intel Corporation (the "Intel Warrant") in strictest confidence, it being understood that the restriction shall not prohibit disclosure to the parties' counsel, accountants, and professional advisors. If the Company determines that it is required by law or under the rules and regulations of the SEC to disclose the terms and conditions of the Agreement, the Series A Agreement, the Series B Agreement, the Series C Agreement or the Intel Warrant, it shall, a reasonable time before making any such disclosure or filing, consult with Intel Corporation regarding such disclosure or filing and seek confidential treatment for such portions of those agreements as may be reasonably requested by Intel Corporation.

               Notwithstanding the above, the Company may disclose the existence and terms and conditions of this Agreement, the Series A Agreement, the Series B Agreement, the Series C Agreement and the Intel Warrant to bona fide potential investors who are under obligations of nondisclosure, similar to those contained herein and which the Company believes in good faith are seriously considering investing in the Company.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                               COMPANY:

                               CYBERGOLD, INC.


                               By:
                                  ----------------------------------------------
                                  A. Nathaniel Goldhaber
                                  President

                               Address:    2921 Adeline Street
                                           Berkeley, California  94703



                        SIGNATURE PAGE TO CYBERGOLD, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               FOUNDER:



                               -------------------------------------------------
                               A. Nathaniel Goldhaber

                               Address:
                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------
                               Telephone:
                                         ---------------------------------------
                               Facsimile:
                                         ---------------------------------------


                        SIGNATURE PAGE TO CYBERGOLD, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               INVESTOR:

                               ALTA CALIFORNIA PARTNERS, L.P.
                               By:  Alta California Management Partners, L.P.


                               By:
                                  ----------------------------------------------
                                  General Partner


                               ALTA EMBARCADERO PARTNERS, LLC


                               By:
                                  ----------------------------------------------
                                  Member

                               Address:
                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------
                               Telephone:
                                         ---------------------------------------
                               Facsimile:
                                         ---------------------------------------


                        SIGNATURE PAGE TO CYBERGOLD, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               VANTAGEPOINT VENTURE PARTNERS 1996
                               By:  VantagePoint Associates LLC


                               By:
                                  ----------------------------------------------
                                  Alan Salzman
                                  Managing Member

                               Address:
                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------
                               Telephone:
                                         ---------------------------------------
                               Facsimile:
                                         ---------------------------------------


                        SIGNATURE PAGE TO CYBERGOLD, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               ALAFI CAPITAL CORPORATION



                               By:
                                  ----------------------------------------------
                               Print Name:
                                          --------------------------------------
                               Title:
                                     -------------------------------------------

                               Address:
                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------
                               Telephone:
                                         ---------------------------------------
                               Facsimile:
                                         ---------------------------------------


                        SIGNATURE PAGE TO CYBERGOLD, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               -------------------------------------------------
                               Jay Chiat

                               Address:
                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------
                               Telephone:
                                         ---------------------------------------
                               Facsimile:
                                         ---------------------------------------


                        SIGNATURE PAGE TO CYBERGOLD, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               E.S. FISHBURNE AND PATRICIA M. FISHBURNE, JTWROS



                               By:
                                  ----------------------------------------------
                               Print Name:
                                          --------------------------------------
                               Title:
                                     -------------------------------------------

                               Address:
                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------
                               Telephone:
                                         ---------------------------------------
                               Facsimile:
                                         ---------------------------------------


                        SIGNATURE PAGE TO CYBERGOLD, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               -------------------------------------------------
                               A. Nathaniel Goldhaber

                               Address:
                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------
                               Telephone:
                                         ---------------------------------------
                               Facsimile:
                                         ---------------------------------------


                        SIGNATURE PAGE TO CYBERGOLD, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               -------------------------------------------------
                               Regis McKenna

                               Address:
                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------
                               Telephone:
                                         ---------------------------------------
                               Facsimile:
                                         ---------------------------------------


                        SIGNATURE PAGE TO CYBERGOLD, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               LEVINE FAMILY TRUST



                               By:
                                  ----------------------------------------------
                               Print Name:
                                          --------------------------------------
                               Title:
                                     -------------------------------------------

                               Address:
                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------
                               Telephone:
                                         ---------------------------------------
                               Facsimile:
                                         ---------------------------------------


                        SIGNATURE PAGE TO CYBERGOLD, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               REESE M. JONES 1996 CHARITABLE REMAINDER UNITRUST



                               By:
                                  ----------------------------------------------
                               Print Name:
                                          --------------------------------------
                               Title:
                                     -------------------------------------------

                               Address:
                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------
                               Telephone:
                                         ---------------------------------------
                               Facsimile:
                                         ---------------------------------------


                        SIGNATURE PAGE TO CYBERGOLD, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               -------------------------------------------------
                               Frank Richards

                               Address:
                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------
                               Telephone:
                                         ---------------------------------------
                               Facsimile:
                                         ---------------------------------------


                        SIGNATURE PAGE TO CYBERGOLD, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               -------------------------------------------------
                               Daniel J. Schwinn

                               Address:
                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------
                               Telephone:
                                         ---------------------------------------
                               Facsimile:
                                         ---------------------------------------


                        SIGNATURE PAGE TO CYBERGOLD, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               -------------------------------------------------
                               Peter Sealey

                               Address:
                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------
                               Telephone:
                                         ---------------------------------------
                               Facsimile:
                                         ---------------------------------------


                        SIGNATURE PAGE TO CYBERGOLD, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               -------------------------------------------------
                               John Steuart

                               Address:
                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------
                               Telephone:
                                         ---------------------------------------
                               Facsimile:
                                         ---------------------------------------


                        SIGNATURE PAGE TO CYBERGOLD, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               -------------------------------------------------
                               Bradford C. Webb

                               Address:
                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------
                               Telephone:
                                         ---------------------------------------
                               Facsimile:
                                         ---------------------------------------


                        SIGNATURE PAGE TO CYBERGOLD, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               -------------------------------------------------
                               Bruce R. Katz

                               Address:
                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------
                               Telephone:
                                         ---------------------------------------
                               Facsimile:
                                         ---------------------------------------


                        SIGNATURE PAGE TO CYBERGOLD, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               -------------------------------------------------
                               Wolter Link

                               Address:
                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------
                               Telephone:
                                         ---------------------------------------
                               Facsimile:
                                         ---------------------------------------



                        SIGNATURE PAGE TO CYBERGOLD, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               -------------------------------------------------
                               Joshua Mailman


                               Address:
                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------
                               Telephone:
                                         ---------------------------------------
                               Facsimile:
                                         ---------------------------------------


                        SIGNATURE PAGE TO CYBERGOLD, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               ZINSMEYER TRUSTS PARTNERSHIP



                               By:
                                  ----------------------------------------------
                               Print Name:
                                          --------------------------------------
                               Print Title:
                                           -------------------------------------

                               Address:    7777 Bonhomme Street, Suite 1400
                                           Clayton, Missouri  63105-1301



                        SIGNATURE PAGE TO CYBERGOLD, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               GC&H INVESTMENTS



                               By:
                                  ----------------------------------------------
                               Print Name:
                                          --------------------------------------
                               Print Title:
                                           -------------------------------------

                               Address:
                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------
                               Telephone:
                                         ---------------------------------------
                               Facsimile:
                                         ---------------------------------------


                        SIGNATURE PAGE TO CYBERGOLD, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               OSPREY VENTURES, L.P.



                               By:
                                  ----------------------------------------------
                               Print Name:
                                          --------------------------------------
                               Print Title:
                                           -------------------------------------

                               Address:
                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------
                               Telephone:
                                         ---------------------------------------
                               Facsimile:
                                         ---------------------------------------



                        SIGNATURE PAGE TO CYBERGOLD, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               CGI, LLC
                               By:  CG Investors, LLC
                                   Its Manager


                               By:
                                  ----------------------------------------------
                                  Phillip E. Himelstein
                                  Managing Member

                               Address:
                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------
                               Telephone:
                                         ---------------------------------------
                               Facsimile:
                                         ---------------------------------------



                        SIGNATURE PAGE TO CYBERGOLD, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                   SCHEDULE A

                              SCHEDULE OF INVESTORS


Alafi Capital Company
Alta California Partners, L.P.
Alta Embarcadero Partners, LLC
CGI, LLC
Jay Chiat
Defta Partners
E.S. Fishburne and Patricia M. Fishburne, JTWROS
Charles H. Finnie
Abe H. Frumkin
GC&H Investments
A. Nathaniel Goldhaber
George Hara
Intel Corporation
Bruce R. Katz
Levine Family Trust
Walter Link
Joshua Mailman
Regis McKenna
Paul H. Levine and Burgess Lea Levine, JTWROS
Osprey Ventures, L.P.
Reese M. Jones 1996 Charitable Remainder Unitrust
Frank Richards
Frank Richards and Marsia Richards
Daniel J. Schwinn
Peter Sealey
Frank G. Slaughter
John Steuart
VantagePoint Venture Partners 1996
Bradford C. Webb
Dean Witter CUST FBO Bradford C. Webb IRA Rollover DTD 11/21/97
Zinsmeyer Trusts Partnership